EXHIBIT 10.53

May 2, 2011

The Investors described below

780 Third Avenue, 37th Floor

New York, New York  10017

Attention:  James E. Flynn

Ladies and Gentlemen:

This Letter Agreement is intended to supplement and amend that certain Facility Agreement, dated as of April 29, 2008 (as amended by the 2009 Facility Agreement, the “2008 Facility Agreement”), and that certain Facility Agreement, dated as of May 15, 2009 (the “2009 Facility Agreement”), between Array BioPharma Inc., a Delaware corporation (“Array”), and Deerfield Private Design Fund, L.P. (“PDF”), Deerfield Private Design International, L.P. (“PDFI”). Pursuant to Assignments of Rights, each dated May 15, 2009, PDF assigned a portion of its rights under the 2008 Facility Agreement and the 2009 Facility Agreement to Deerfield International Limited (“DIL”), and PDFI assigned a portion of its rights under the 2008 Facility Agreement and the 2009 Facility Agreement to Deerfield Partners, L.P. (“DP”). PDF, PDFI, DIL and DP are collectively referred to herein as the “Investors”.

Accordingly, Array and the Investors agree to amend the 2008 Facility Agreement and the 2009 Facility Agreement as follows:

1.                                       Reduction of Principal. On the date hereof, a portion of the principal balance under certain of the Notes issued pursuant to the 2008 Facility Agreement (which does not include the principal amount added to the Old Notes pursuant to the definition of Interest Rate contained in the 2008 Facility Agreement (the “Additional Principal”)) and the 2009 Facility Agreement have been prepaid in the aggregate amount of $30 million in the manner set forth in the Direction and Acknowledgment attached hereto as Exhibit A.

2.                                       Interest Rate. The definition of Interest Rate set forth in Section 1.1 of the 2009 Facility Agreement shall be amended to read as follows:

“Interest Rate” means, commencing on May 3, 2011, (a) if Cash and Cash Equivalents on the first Business Day of a month is at least $50 million, 7.5% simple interest per annum on the aggregate principal amount of the Notes outstanding from time to time (which amount shall as of May 3, 2011 be $90 million and shall exclude the Additional Principal), (b) if such Cash and Cash Equivalents is from $40,000,000 to $49,999,999.99, 8.5% on such aggregate outstanding principal amount, (c) if such Cash and Cash Equivalents is from $30,000,000 to $39,999,999.99, 11.5% on such aggregate outstanding principal amount, and (d) if such Cash and Cash Equivalents is from $0 to $29,999,999.99, 13.5% on such aggregate outstanding principal amount.  Interest shall accrue on the Old Notes at the applicable Interest Rate as set forth in the April 29 Facility Agreement until such time as the Disbursement provided for in Section 2.2 is made, and, for the purpose of calculating simple interest payable hereunder thereafter, the amount of principal outstanding under the Old Notes shall not include Additional Principal.

Array and the Investors acknowledge that the foregoing amendment does not affect the rate of Interest applicable prior to the effective date of this Letter Agreement pursuant to the 2008 Facility Agreement and the 2009 Facility Agreement.

3.                                       Extension of Final Payment Date. The definition of Final Payment Date set forth in Section 1.1 of the 2009 Facility Agreement is hereby amended and restated, and replaced in its entirety with the following:

“Final Payment Date” means the earlier of (i) the date on which the Borrower repays the outstanding principal of the Loan (together with other amounts accrued and unpaid under this Agreement) to the Investors pursuant to this Agreement and (ii)(A) in the case of the Notes issued under the 2008 Facility Agreement on May 15, 2009 and the New Notes issued under the 2009 Facility Agreement on May 15, 2009 to Deerfield International Limited and to Deerfield Partners, L.P. in the aggregate principal amount of $20,000,000 plus Additional Principal, June 30, 2016; and (B) in the case of the Notes issued under the 2008 Facility Agreement on May 15, 2009 and the New Notes issued under the 2009 Facility Agreement on May 15, 2009 to Deerfield Private Design Fund, L.P. and to Deerfield Private Design International, L.P. in the aggregate principal amount of $100,000,000 plus Additional Principal, June 30, 2015.

4.                                       Mandatory Prepayment of the Notes. The heading and the first two sentence of Section 2.4 of the 2009 Facility Agreement shall be amended and restated to read as follows:

Section 2.4            Mandatory Prepayment of Notes. Notwithstanding Section 2.3, the Borrower shall prepay the principal outstanding under the Old Notes and the New Notes (provided that Additional Principal shall be prepaid only after all other principal amounts are prepaid) in an amount equal to 15% of any amounts, in the form of cash or property (valued at its fair market value determined in good faith by the Board of Directors of the Borrower), received by the Borrower pursuant to the terms of any collaborative arrangements, licensing agreement, joint venture or partnership, or similar arrangement providing for the development or commercial exploitation of, or right to develop or commercially exploit, the technology, intellectual property or products of the Borrower, including arrangements that involve the assignment or licensing of any existing or newly developed intellectual property under such arrangements entered into by the Borrower after January 1, 2011 (the “Commercialization Agreements”).  Such amounts shall be applied, pro rata, to the outstanding principal amounts under the Old

2

Notes and the New Notes and shall be remitted by the Borrower within 30 days of receipt; provided, however, that the maximum principal amount required to be prepaid pursuant to this Section 2.4 is $90 million plus Additional Principal.

5.                                       Limitations on Share Issuances. The maximum number of shares of Common Stock referred to in clause (ii) of Section 2.14(k) of the 2009 Facility Agreement that Borrower may issue pursuant to the provisions of Section 2.14 shall be increased to 11,404,000 shares.

6.                                       Qualification Criteria.  The definition of Qualification Criteria in Section 5.4 of the 2008 Facility Agreement and Section 5.4 of the 2009 Facility Agreement is hereby amended and restated, and replaced with the following:

For the purpose of this Section 5.4, the Qualification Criteria shall mean either (I) (x) the product of (a) the number of outstanding shares of each of the surviving entity’s class of securities and (b) the Volume Weighted Average Price for each such class as of the fifth Trading Day next preceding such announcement (the “Market Cap”) is at least $3.5 billion and (y) the percentage that the outstanding indebtedness of such surviving entity represents of such surviving entity’s Enterprise Value is less than 15%, or (II) the rating assigned by S&P to the long-term debt of the Borrower is at least “A” (or has an equivalent rating on Moody’s or a comparable rating agency). Enterprise Value shall mean the sum of the Market Cap and such indebtedness minus Cash and Cash Equivalents as reflected on the balance sheet of such entity.

The amendments and modifications to the 2008 Facility Agreement and 2009 Facility Agreement set forth in this Letter Agreement shall be effective as of and contemporaneously with the closing on May 3, 2011 of the transactions under the Securities Purchase Agreement between the Company and the Investors dated May 2, 2011. Except as expressly modified by the terms of this Letter Agreement, the 2008 Facility Agreement and the 2009 Facility Agreement shall remain in full force and effect in accordance with their respective terms. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

If the Investors agree with these terms and conditions, please sign a counterpart to this Letter Agreement in the spaces provided below.

3

Best regards,

ARRAY BIOPHARMA INC.

			By:	/s/ R. Michael Carruthers
Name: R. Michael Carruthers
Title: Chief Financial Officer

AGREED AND ACCEPTED:

DEERFIELD PRIVATE DESIGN			DEERFIELD PARTNERS, L.P.
FUND, L.P.

By:	/s/ James E. Flynn		By:	/s/ James E. Flynn
	Name:	James E. Flynn		Name:	James E. Flynn
	Title:	President		Title:	President

DEERFIELD PRIVATE DESIGN			DEERFIELD INTERNATIONAL
INTERNATIONAL, L.P.			LIMITED

By:	/s/ James E. Flynn		By:	/s/ James E. Flynn
	Name:	James E. Flynn		Name:	James E. Flynn
	Title:	President		Title:	Director

[Signature Page t o Letter Agreement]

Exhibit A

DIRECTION AND ACKNOWLEDGEMENT

Reference is made to (l) the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of May 2, 2011, by and between Array BioPharma Inc., a Delaware corporation (“Array”), and Deerfield Private Design Fund, L.P., a Delaware limited partnership, Deerfield Private Design International, L.P., a Delaware limited partnership, Deerfield Partners, L.P., a Delaware limited partnership and Deerfield International Limited, a British Virgin Island corporation (collectively, the “Investors”), and (2) the Letter Agreement, dated as of the date hereof, between Array and the Investors (the “Letter Agreement”).

Array hereby directs the Investors to apply, and the undersigned Investors hereby confirm the application of, the Aggregate Purchase Price payable by the Investors under the Securities Purchase Agreement to pay an aggregate of $30,000,000 of the outstanding principal balance (which shall not include the principal amount added to the Old Notes pursuant to the definition of Interest Rate contained in the 2008 Facility Agreement (as defined in the Securities Purchase Agreement)) under the Facility Agreements (as defined in the Securities Purchase Agreement) in the amounts and with respect to the Promissory Notes set forth on Schedule I attached hereto as contemplated by Section 1 of the Letter Agreement.

ARRAY BIOPHARMA INC.

By:
Name:	R. Michael Carruthers
Title:	Chief Financial Officer

[Signature Page to Letter Agreement]

AGREED AND ACKNOLWEDGED:

DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	Deerfield Capital, L.P., its General Partner
By:	J.E. Flynn Capital LLC, its General Partner

By:
Name:	James E. Flynn
Title:	President

DEERFIELD PRIVATE DESIGN
INTERNATIONAL, L.P.

By:	Deerfield Capital, L.P., its General Partner
By:	J.E. Flynn Capital LLC, its General Partner

By:
Name:	James E. Flynn
Title:	President

DEERFIELD PARTNERS, L.P.

By:	Deerfield Capital, L.P., its General Partner
By:	J.E. Flynn Capital LLC, its General Partner

By:
Name:	James E. Flynn
Title:	President

DEERFIELD INTERNATIONAL LIMITED

By:
Name:	James E. Flynn
Title:	Director

[Signature Page to Direction and Acknowledgement]

SCHEDULE I

TO

DIRECTION AND ACKNOWLEDGEMENT

Note	Application of Proceeds
Old Note(1) issued to Deerfield Private Design Fund, L.P.	$7,660,000.00
New Note(1) issued to Deerfield Private Design Fund, L.P.	$3,830,000.00
Old Note issued to Deerfield Private Design International, L.P.	$12,340,000.00
New Note issued to Deerfield Private Design International, L.P.	$6,170,000.00
Total	$30,000,000.00

(1)  As defined in the 2009 Facility Agreement.